Exhibit 20.9

CAPITAL ONE MASTER TRUST (COMT)
Performance Summary - November 2006

Capital One Master Trust (COMT)

Series		COMT 1998-1
Size		$591 MM
Expected Maturity (Class A)		04/15/2008

Gross Monthly Payment Rate		16.97%
Delinquency Rate:	30 - 59 Days	1.18%
	60 - 89 Days	0.84%
	90 + Days	1.84%

Excess Spread Analysis

Series		COMT 1998-1
Portfolio Yield		18.54%
Weighted Average Coupon		6.81%
Servicing Fee Percentage		1.50%
Net Loss Rate		3.16%

Excess Spread Percentage
	Nov-06	7.07%
	Oct-06	7.40%
	Sep-06	7.14%
3-Month Average Excess Spread		7.20%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

Capital One Master Trust (COMT)

Series		COMT 2000-3
Size		$1,000 MM
Expected Maturity (Class A)		8/15/2007

Gross Monthly Payment Rate		16.97%
Delinquency Rate:	30 - 59 Days	1.18%
	60 - 89 Days	0.84%
	90 + Days	1.84%

Excess Spread Analysis

Series		COMT 2000-3
Portfolio Yield		18.54%
Weighted Average Coupon		5.78%
Servicing Fee Percentage		2.00%
Net Loss Rate		3.16%

Excess Spread Percentage
	Nov-06	7.60%
	Oct-06	7.93%
	Sep-06	7.77%
3-Month Average Excess Spread		7.77%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

Capital One Master Trust (COMT)

Series		COMT 2001-1	COMT 2001-6
Size		$1,200 MM	$1,300 MM
Expected Maturity (Class A)		2/15/2008	8/15/2008

Gross Monthly Payment Rate		16.97%	16.97%
Delinquency Rate:	30 - 59 Days	1.18%	1.18%
	60 - 89 Days	0.84%	0.84%
	90 + Days	1.84%	1.84%

Excess Spread Analysis

Series		COMT 2001-1	COMT 2001-6
Portfolio Yield		18.54%	18.54%
Weighted Average Coupon		5.64%	5.65%
Servicing Fee Percentage		2.00%	2.00%
Net Loss Rate		3.16%	3.16%

Excess Spread Percentage
	Nov-06	7.74%	7.74%
	Oct-06	8.08%	8.07%
	Sep-06	7.88%	7.89%
3-Month Average Excess Spread		7.90%	7.90%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

Capital One Master Trust (COMT)

Series		COMT 2002-1	COMT 2002-2	COMT 2002-4
Size		$1,000 MM	$620 MM	$750 MM
Expected Maturity (Class A)		1/15/2009	3/15/2007	5/15/2007

Gross Monthly Payment Rate		16.97%	16.97%	16.97%
Delinquency Rate:	30 - 59 Days	1.18%	1.18%	1.18%
	60 - 89 Days	0.84%	0.84%	0.84%
	90 + Days	1.84%	1.84%	1.84%

Excess Spread Analysis

Series		COMT 2002-1	COMT 2002-2	COMT 2002-4
Portfolio Yield		18.54%	18.54%	18.54%
Weighted Average Coupon		5.67%	5.60%	5.12%
Servicing Fee Percentage		2.00%	2.00%	2.00%
Net Loss Rate		3.16%	3.16%	3.16%

Excess Spread Percentage
	Nov-06	7.72%	7.78%	8.26%
	Oct-06	8.05%	8.11%	8.59%
	Sep-06	7.85%	7.92%	8.31%
3-Month Average Excess Spread		7.87%	7.94%	8.38%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of Capital One Master Trust.